Exhibit 8-a


                  [Sidley Austin Brown & Wood LLP letterhead]


                               November 10, 2004


Morgan Stanley
1585 Broadway
New York, NY  10036

                                Morgan Stanley
                      Global Medium-Term Notes, Series F
                            Global Units, Series F
                      ----------------------------------

Dear Ladies and Gentlemen:

     We have acted as special tax counsel to Morgan Stanley (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Prospectus Supplement dated November 10, 2004 (the "Prospectus Supplement") for the Company's Global Medium-Term Notes, Series F and Global Units, Series F, relating to a Prospectus dated November 10, 2004 (the "Prospectus") contained in the Company's Registration Statement on Form S-3 (Registration Statement No. 333-117752) (the "Registration Statement").

     We are of the opinion that the statements set forth under the caption "United States Federal Taxation" in the Prospectus Supplement contained in the Registration Statement, insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, all as relating to federal income tax, fairly present the information called for and fairly summarize the matters referred to therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      /s/ Sidley Austin Brown & Wood LLP